Exhibit 99

Table of Contents

Page

Financial Highlights	3

Consolidated Balance Sheets	4

Consolidated Statements of Income (Loss)	5

Consolidated Statements of Cash Flows	6

Reconciliation of Net Loss to Adjusted EBITDA excluding Non-Recurring Other Expense and Net Loss Attributable to Common Shareholders to FFO and Normalized FFO	7

Market Capitalization, Debt and Coverage Ratios	8

Debt Analysis	9

Debt Maturity	10

Securities Portfolio Performance	11

Property Summary and Snapshot	12

Same Property Statistics	13

Acquisitions Summary and Property Portfolio	14

Definitions	15

Press Release Dated August 8, 2023	16

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 2

Financial Highlights
(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Operating Information
Number of Communities			135	130
Number of Sites			25,729	24,411
Rental and Related Income	$47,063	$42,229	$92,368	$83,806
Community Operating Expenses	$20,034	$18,923	$40,122	$36,994
Community NOI	$27,029	$23,306	$52,246	$46,812
Expense Ratio	42.6%	44.8%	43.4%	44.1%
Sales of Manufactured Homes	$8,227	$6,994	$15,529	$11,285
Number of Homes Sold	91	86	174	147
Number of Rentals Added	304	99	534	151
Net Loss	$(403)	$(6,688)	$(1,904)	$(3,413)
Net Loss Attributable to Common Shareholders	$(4,418)	$(22,478)	$(9,715)	$(26,803)
Adjusted EBITDA excluding Non-Recurring Other Expense	$25,270	$22,761	$48,731	$44,877
FFO Attributable to Common Shareholders	$12,043	$(320)	$22,683	$8,224
Normalized FFO Attributable to Common Shareholders	$13,049	$12,026	$24,769	$22,439

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic and diluted	61,236	54,215	60,186	53,224
Net Loss Attributable to Common Shareholders per Share –
Basic and Diluted	$(0.07)	$(0.41)	$(0.16)	$(0.50)
FFO per Share –
Diluted	$0.19	$(0.01)	$0.37	$0.15
Normalized FFO per Share –
Diluted	$0.21	$0.22	$0.41	$0.41
Dividends per Common Share	$0.205	$0.20	$0.41	$0.40

Balance Sheet
Total Assets			$1,393,869	$1,423,265
Total Liabilities			$756,002	$901,370

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs			$726,862	$625,997
Equity Market Capitalization			$1,007,888	$965,386
Series D Preferred Stock			$265,032	$215,219
Total Market Capitalization			$1,999,782	$1,806,602

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 3

Consolidated Balance Sheets
(in thousands except per share amounts)

	June 30,	December 31,
	2023	2022
	(unaudited)
ASSETS
Investment Property and Equipment
Land	$89,604	$86,619
Site and Land Improvements	862,276	846,218
Buildings and Improvements	35,869	35,933
Rental Homes and Accessories	478,595	422,818
Total Investment Property	1,466,344	1,391,588
Equipment and Vehicles	27,743	26,721
Total Investment Property and Equipment	1,494,087	1,418,309
Accumulated Depreciation	(389,012)	(363,098)
Net Investment Property and Equipment	1,105,075	1,055,211

Other Assets
Cash and Cash Equivalents	41,484	29,785
Marketable Securities at Fair Value	36,701	42,178
Inventory of Manufactured Homes	61,054	88,468
Notes and Other Receivables, net	75,491	67,271
Prepaid Expenses and Other Assets	15,033	20,011
Land Development Costs	35,837	23,250
Investment in Joint Venture	23,194	18,422
Total Other Assets	288,794	289,385

TOTAL ASSETS	$1,393,869	$1,344,596

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of unamortized debt issuance costs	$444,797	$508,938
Other Liabilities
Accounts Payable	6,704	6,387
Loans Payable, net of unamortized debt issuance costs	182,434	153,531
Series A Bonds, net of unamortized debt issuance costs	99,631	99,207
Accrued Liabilities and Deposits	13,318	16,852
Tenant Security Deposits	9,118	8,485
Total Other Liabilities	311,205	284,462
Total Liabilities	756,002	793,400

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series D- 6.375% Cumulative Redeemable Preferred Stock, $0.10 par value per share; 13,700 and 9,300 shares authorized as of June 30, 2023 and December 31, 2022, respectively; 10,601 and 9,015 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	265,032	225,379
Common Stock- $0.10 par value per share: 153,714 and 154,048 shares authorized as of June 30, 2023 and December 31, 2022, respectively; 63,072 and 57,595 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	6,307	5,760
Excess Stock- $0.10 par value per share: 3,000 shares authorized; no shares issued or outstanding as of June 30, 2023 and December 31, 2022	-0-	-0-
Additional Paid-In Capital	389,736	343,189
Undistributed Income (Accumulated Deficit)	(25,364)	(25,364)
Total UMH Properties, Inc. Shareholders’ Equity	635,711	548,964
Non-Controlling Interest in Consolidated Subsidiaries	2,156	2,232
Total Shareholders’ Equity	637,867	551,196

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,393,869	$1,344,596

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 4

Consolidated Statements of Income (Loss)
(in thousands except per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
INCOME:
Rental and Related Income	$47,063	$42,229	$92,368	$83,806
Sales of Manufactured Homes	8,227	6,994	15,529	11,285
TOTAL INCOME	55,290	49,223	107,897	95,091

EXPENSES:
Community Operating Expenses	20,034	18,923	40,122	36,994
Cost of Sales of Manufactured Homes	5,740	4,837	10,725	7,820
Selling Expenses	1,665	1,214	3,477	2,369
General and Administrative Expenses	5,181	4,300	10,163	8,198
Depreciation Expense	13,751	11,984	27,124	23,701
TOTAL EXPENSES	46,371	41,258	91,611	79,082

OTHER INCOME (EXPENSE):
Interest Income	1,217	1,068	2,355	1,978
Dividend Income	531	721	1,237	1,501
Gain (Loss) on Sales of Marketable Securities, net	(1)	-0-	(43)	30,721
Decrease in Fair Value of Marketable Securities	(2,548)	(10,044)	(4,943)	(41,794)
Other Income	288	196	616	416
Loss on Investment in Joint Venture	(175)	(136)	(480)	(257)
Interest Expense	(8,639)	(6,414)	(16,969)	(11,901)
TOTAL OTHER INCOME (EXPENSE)	(9,327)	(14,609)	(18,227)	(19,336)

Loss before Gain (Loss) on Sales of Investment Property and Equipment	(408)	(6,644)	(1,941)	(3,327)
Gain (Loss) on Sales of Investment Property and Equipment	5	(44)	37	(86)
NET LOSS	(403)	(6,688)	(1,904)	(3,413)

Preferred Dividends	(4,051)	(7,600)	(7,887)	(15,200)
Loss Attributable to Non-Controlling Interest	36	-0-	76	-0-
Redemption of Preferred Stock	-0-	(8,190)	-0-	(8,190)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(4,418)	$(22,478)	$(9,715)	$(26,803)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE –
Basic and Diluted	$(0.07)	$(0.41)	$(0.16)	$(0.50)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	61,236	54,215	60,186	53,224

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 5

Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(1,904)	$(3,413)
Non-Cash Items Included in Net Loss:
Depreciation	27,124	23,701
Amortization of Financing Costs	1,056	939
Stock Compensation Expense	2,999	2,301
Provision for Uncollectible Notes and Other Receivables	797	611
(Gain) Loss on Sales of Marketable Securities, net	43	(30,721)
Decrease in Fair Value of Marketable Securities	4,943	41,794
(Gain) Loss on Sales of Investment Property and Equipment	(37)	86
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	27,414	(22,333)
Notes and Other Receivables, net of notes acquired with acquisitions	(9,017)	(4,912)
Prepaid Expenses and Other Assets	1,591	(1,555)
Accounts Payable	317	298
Accrued Liabilities and Deposits	(3,534)	(1,614)
Tenant Security Deposits	633	233
Net Cash Provided by Operating Activities	52,425	5,415

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities	(3,679)	(17,306)
Purchase of Investment Property and Equipment	(74,604)	(28,646)
Proceeds from Sales of Investment Property and Equipment	1,332	1,887
Additions to Land Development Costs	(12,587)	(8,733)
Purchase of Marketable Securities	(11)	(10)
Proceeds from Sales of Marketable Securities	502	55,752
Investment in Joint Venture	(4,772)	(2,073)
Net Cash Provided by (Used in) Investing Activities	(93,819)	871

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages	-0-	25,643
Net Proceeds from Short-Term Borrowings	29,527	11,493
Principal Payments of Mortgages and Loans	(64,583)	(8,787)
Proceeds from Bond Issuance	-0-	102,670
Financing Costs on Debt	(814)	(5,285)
Proceeds from At-The-Market Preferred Equity Program, net of offering costs	34,600	-0-
Proceeds from At-The-Market Common Equity Program, net of offering costs	78,447	58,236
Proceeds from Issuance of Common Stock in the DRIP, net of dividend reinvestments	3,197	1,498
Proceeds from Exercise of Stock Options	550	3,213
Preferred Dividends Paid	(7,887)	(15,200)
Common Dividends Paid, net of dividend reinvestments	(23,331)	(19,780)
Net Cash Provided by Financing Activities	49,706	153,701

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	8,312	159,987
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	40,876	125,026
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$49,188	$285,013

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 6

Reconciliation of Net Loss to Adjusted EBITDA and Net Loss Attributable to Common Shareholders to FFO and Normalized FFO
(in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Reconciliation of Net Loss to Adjusted EBITDA

Net Loss	$(403)	$(6,688)	$(1,904)	$(3,413)
Interest Expense	8,639	6,414	16,969	11,901
Franchise Taxes	100	96	201	192
Depreciation Expense	13,751	11,984	27,124	23,701
Depreciation Expense from Unconsolidated Joint Venture	166	86	325	167
Decrease in Fair Value of Marketable Securities	2,548	10,044	4,943	41,794
(Gain) Loss on Sales of Marketable Securities, net	1	-0-	43	(30,721)
Adjusted EBITDA	24,802	21,936	47,701	43,621
Non- Recurring Other Expense (2)	468	825	1,030	1,256
Adjusted EBITDA without Non-recurring Other Expense	$25,270	$22,761	$48,731	$44,877

Reconciliation of Net Loss Attributable to Common Shareholders to Funds from Operations

Net Loss Attributable to Common Shareholders	$(4,418)	$(22,478)	$(9,715)	$(26,803)
Depreciation Expense	13,751	11,984	27,124	23,701
Depreciation Expense from Unconsolidated Joint Venture	166	86	325	167
(Gain) Loss on Sales of Investment Property and Equipment	(5)	44	(37)	86
Decrease in Fair Value of Marketable Securities	2,548	10,044	4,943	41,794
(Gain) Loss on Sales of Marketable Securities, net	1	-0-	43	(30,721)
Funds from Operations Attributable to Common Shareholders (“FFO”)	12,043	(320)	22,683	8,224

Adjustments:
Redemption of Preferred Stock (1)	-0-	10,988	-0-	12,020
Amortization of Financing Costs (1)	538	533	1,056	939
Non- Recurring Other Expense (2)	468	825	1,030	1,256
Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”) (1)	$13,049	$12,026	$24,769	$22,439

(1) Normalized FFO as previously reported for the three and six months ended June 30, 2022, was $8,695 and $17,670, respectively. During 2022, the Company incurred the carrying cost of excess cash for the redemption of preferred stock. Additionally, due to the change in sources of capital, amortization expense is expected to become more significant and is therefore included as an adjustment to Normalized FFO for the three and six months ended June 30, 2023 and 2022. After making these adjustments for the three and six months ended June 30, 2022, Normalized FFO was $12,026 and $22,439, respectively.

(2) Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($431 and $862, respectively) and non-recurring expenses for the joint venture with Nuveen ($3 and $50, respectively), one-time legal fees ($30 and $50, respectively), fees related to the establishment of the UMH OZ Fund, LLC ($4 and $37, respectively), and costs associated with an acquisition that was not completed ($0 and $31, respectively) for the three and six months ended June 30, 2023. Consists of special bonus and restricted stock grants for the August groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($431 and $862, respectively) and non-recurring expenses for the joint venture with Nuveen ($52), early extinguishment of debt ($193) and one-time legal fees ($149) for the three and six months ended June 30, 2022.

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 7

Market Capitalization, Debt and Coverage Ratios
(in thousands except per share amounts) (unaudited)

	Six Months Ended				Year Ended
	June 30, 2023		June 30, 2022		December 31, 2022
Shares Outstanding	63,072		54,665		57,595
Market Price Per Share	$15.98		$17.66		$16.10
Equity Market Capitalization	$1,007,888		$965,386		$927,298
Total Debt	726,862		625,997		761,676
Preferred	265,032		215,219		225,379
Total Market Capitalization	$1,999,782		$1,806,602		$1,914,353

Total Debt	$726,862		$625,997		$761,676
Less: Cash and Cash Equivalents	(41,484)		(275,807)		(29,785)
Net Debt	685,378		350,190		731,891
Less: Marketable Securities at Fair Value (“Securities”)	(36,701)		(46,932)		(42,178)
Net Debt Less Securities	$648,677		$303,258		$689,713

Interest Expense	$16,969		$11,901		$26,439
Capitalized Interest	2,699		712		2,730
Preferred Dividends	7,887		15,200		23,221
Total Fixed Charges	$27,555		$27,813		$52,390

Adjusted EBITDA excluding Non-Recurring Other Expense	$48,731		$44,877		$89,926

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	34.3%		19.4%		38.2%

Net Debt Plus Preferred / Total Market Capitalization	47.5%		31.3%		50.0%

Net Debt Less Securities / Total Market Capitalization	32.4%		16.8%		36.0%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	45.7%		28.7%		47.8%

Interest Coverage	2.5	x	3.6	x	3.1	x

Fixed Charge Coverage	1.8	x	1.6	x	1.7	x

Net Debt / Adjusted EBITDA excluding Non-Recurring Other Expense	7.0	x	3.9	x	8.1	x

Net Debt Less Securities / Adjusted EBITDA excluding Non-Recurring Other Expense	6.7	x	3.4	x	7.7	x

Net Debt Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	9.8	x	6.3	x	10.6	x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	9.4	x	5.8	x	10.2	x

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 8

Debt Analysis
(dollars in thousands) (unaudited)

	Six Months Ended		Year Ended
	June 30, 2023	June 30, 2022	December 31, 2022
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$449,126	$473,559	$513,709
Unamortized Debt Issuance Costs	(4,329)	(4,748)	(4,771)

Mortgages, Net of Unamortized Debt Issuance Costs	$444,797	$468,811	$508,938
Loans Payable:
Unsecured Line of Credit	$100,000	$25,000	$75,000
Other Loans Payable	83,753	33,438	79,226

Total Loans Before Unamortized Debt Issuance Costs	183,753	58,438	154,226
Unamortized Debt Issuance Costs	(1,319)	(63)	(695)

Loans, Net of Unamortized Debt Issuance Costs	$182,434	$58,375	$153,531
Bonds Payable:
Series A Bonds	$102,670	$102,670	$102,670
Unamortized Debt Issuance Costs	(3,039)	(3,859)	(3,463)

Bonds, Net of Unamortized Debt Issuance Costs	$99,631	$98,811	$99,207

Total Debt, Net of Unamortized Debt Issuance Costs	$726,862	$625,997	$761,676

% Fixed/Floating
Fixed	75.0%	90.8%	80.0%
Floating	25.0%	9.2%	20.0%
Total	100.0%	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	3.88%	3.77%	3.93%
Loans Payable	7.42%	3.69%	6.76%
Bonds Payable	4.72%	4.72%	4.72%
Total Average	4.88%	3.92%	4.60%

Weighted Average Maturity (Years)
Mortgages Payable	5.2	4.9	5.1

(1)	Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 9

Debt Maturity

(in thousands) (unaudited)

Total Debt
$ in Millions
$300
$250
$200
$150
$100
$50
$-
FY 2023
FY 2024
FY 2025
FY 2026
FY 2027
Thereafter
Mortgages
Loans
Bonds

As of June 30, 2023:
Year Ended	Mortgages	Loans		Bonds		Total	% of Total
2023	$-0-	$38,763		$-0-		$38,763	5.3%
2024	-0-	-0-		-0-		-0-	0.0%
2025	120,526	20,000		-0-		140,526	19.1%
2026	37,724	100,000	(1)	-0-		137,724	18.7%
2027	39,463	-0-		102,670	(2)	142,133	19.3%
Thereafter	251,413	24,990		-0-		276,403	37.6%

Total Debt Before Unamortized Debt Issuance Cost	449,126	183,753		102,670		735,549	100.0%

Unamortized Debt Issuance Cost	(4,329)	(1,319)		(3,039)		(8,687)

Total Debt, Net of Unamortized Debt Issuance Costs	$444,797	$182,434		$99,631		$726,862

(1)	Represents $100.0 million balance outstanding on the Company’s Line of Credit due November 7, 2026, with an additional one-year option.
(2)	Represents $102.7 million balance outstanding of the Company’s Series A Bonds due February 28, 2027.

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 10

Securities Portfolio Performance

(in thousands)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain (Loss) on Sale of Securities	Net Realized Gain (Loss) on Sale of Securities & Dividend Income
2010	$28,757	$1,763	$2,028	$3,791
2011	43,298	2,512	2,693	5,205
2012	57,325	3,244	4,093	7,337
2013	59,255	3,481	4,056	7,537
2014	63,556	4,066	1,543	5,609
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020	103,172	5,729	-0-	5,729
2021	113,748	5,098	2,342	7,440
2022	42,178	2,903	6,394	9,297
2023*	36,701	1,237	(43)	1,194

		$67,105	$27,362	$94,467

*For the six months ended June 30, 2023.

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 11

Property Summary and Snapshot

(unaudited)

	June 30, 2023	June 30, 2022	% Change

Communities	135	130	3.8%
Developed Sites	25,729	24,411	5.4%
Occupied	22,096	20,852	6.0%
Occupancy %	85.9%	85.4%	50	bps
Total Rentals	9,632	8,857	8.8%
Occupied Rentals	9,048	8,380	8.0%
Rental Occupancy %	93.9%	94.6%	(70	bps)
Monthly Rent Per Site	$509	$489	4.1%
Monthly Rent Per Home Rental Including Site	$905	$844	7.2%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(1)		(1)								(2)

Alabama	2	69	62	7	330	136	41.2%	$187	102	98	96.1%	$1,018
Georgia	1	26	26	-0-	118	-0-	0.0%	N/A	-0-	-0-	N/A	N/A
Indiana	14	1,105	893	212	4,018	3,534	88.0%	$466	1,870	1,750	93.6%	$895
Maryland	1	77	10	67	63	62	98.4%	$590	-0-	-0-	N/A	N/A
Michigan	4	241	222	19	1,081	881	81.5%	$481	336	315	93.8%	$916
New Jersey	5	390	226	164	1,266	1,220	96.4%	$683	46	43	93.5%	$1,194
New York	8	698	323	375	1,365	1,159	84.9%	$605	466	425	91.2%	$1,046
Ohio	38	2,043	1,516	527	7,251	6,257	86.3%	$467	2,827	2,667	94.3%	$862
Pennsylvania	53	2,409	1,890	519	7,978	6,859	86.0%	$536	2,982	2,787	93.5%	$913
South Carolina	2	63	55	8	319	196	61.4%	$207	119	109	91.6%	$940
Tennessee	7	544	316	228	1,940	1,792	92.4%	$520	884	854	96.6%	$922
Total as of June 30, 2023	135	7,665	5,539	2,126	25,729	22,096	85.9%	$509	9,632	9,048	93.9%	$905

(1)	Total and Vacant Acreage of 220 for Mountain View Estates and 61 for Struble Ridge are included in the above summary.
(2)	Includes home and site rent charges.

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 12

Same Property Statistics
(in thousands) (unaudited)

	Three Months Ended				Six Months Ended
	June 30, 2023	June 30, 2022	Change	% Change	June 30, 2023	June 30, 2022	Change	% Change
Community Net Operating Income

Rental and Related Income	$45,488	$41,716	$3,772	9.0%	$89,303	$83,008	$6,295	7.6%
Community Operating Expenses	18,255	17,521	734	4.2%	36,700	34,799	1,901	5.5%

Community NOI	$27,233	$24,195	$3,038	12.6%	$52,603	$48,209	$4,394	9.1%

	June 30, 2023	June 30, 2022	Change

Total Sites	23,923	23,904	0.1%
Occupied Sites	21,020	20,568	452 sites, 2.2%
Occupancy %	87.9%	86.0%	190 bps
Number of Properties	126	126	N/A
Total Rentals	9,457	8,756	8.0%
Occupied Rentals	8,895	8,291	7.3%
Rental Occupancy	94.1%	94.7%	(60bps )
Monthly Rent Per Site	$514	$491	4.7%
Monthly Rent Per Home Including Site	$902	$843	7.0%

Same Property includes all properties owned as of January 1, 2022, with the exception of Memphis Blues and Duck River Estates.

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 13

Acquisitions Summary
(dollars in thousands)

Year of Acquisition	Number of Communities	Sites	Occupancy % at Acquisition	Purchase Price	Price Per Site	Total Acres
2020	2	310	64%	$7,840	$25	48
2021	3	543	59%	$18,300	$34	113
2022	7	1,486	66%	$86,223	$58	461
2023	1	118	-0-%	$3,650	$31	26

Property Portfolio

Marcellus & Utica Shale Region
Acquired Prior to 2023:
134 Communities and 25,600 sites
Acquired in 2023:
1 Community and 100 sites
Joint Venture:
2 Communities and 400 sites
281 acres to be developed into manufactured home communities

Communities
Total - 135
PA 40%
OH 28%
IN 10%
NY 6%
TN 5%
NJ 4%
MI 3%
AL 1%
GA 1%
MD 1%
SC 1%
25,700 Sites

Acreage
Total - 7,665
Developed
2,910
38%
Developed
2,629
35%
Vacant
877
11%
Vacant
1,249
16%
Marcellus & Utica Shale Acreage
78 Communities and 12,300 Sites
Non Marcellus & Utica Share Acreage

2023 Acquisitions

Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Mighty Oak	January 19, 2023	GA	118	$3,650	26	-0-%
Total 2023 to Date			118	$3,650	26	-0-%

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA excluding Non-Recurring Other Expense”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and gains and losses realized on marketable securities. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for certain one-time charges. Community NOI and Same Property NOI provide a measure of rental operations and do not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA excluding Non-Recurring Other Expense provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), is calculated to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities and change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding amortization and certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 61.8 million and 60.8 million shares for the three and six months ended June 30, 2023, respectively, and 55.2 million and 54.2 million shares for the three and six months ended June 30, 2022, respectively. Common stock equivalents resulting from stock options in the amount of 524,000 and 658,000 for the three and six months ended June 30, 2023, respectively, and 955,000 and 1.0 million shares for the three and six months ended June 30, 2022, respectively, were excluded from the computation of Diluted Net Loss per Share as their effect would have been anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2022, with the exception of Memphis Blues and Duck River Estates.

Adjusted EBITDA excluding Non-Recurring Other Expense is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, the change in the fair value of marketable securities and the gain (loss) on sales of marketable securities, adjusted for non-recurring other expenses.

Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO should not be considered as substitutes for net income (loss) applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 15

Press Release Dated August 8, 2023

FOR IMMEDIATE RELEASE	August 8, 2023
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE SECOND QUARTER ENDED

JUNE 30, 2023

FREEHOLD, NJ, August 8, 2023........ UMH Properties, Inc. (NYSE:UMH) (TASE:UMH) reported Total Income for the quarter ended June 30, 2023 of $55.3 million as compared to $49.2 million for the quarter ended June 30, 2022, representing an increase of 12.3%. Net Loss Attributable to Common Shareholders amounted to $4.4 million or $0.07 per diluted share for the quarter ended June 30, 2023 as compared to a Net Loss of $22.5 million or $0.41 per diluted share for the quarter ended June 30, 2022. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $13.0 million or $0.21 per diluted share for the quarter ended June 30, 2023, as compared to $12.0 million or $0.22 per diluted share for the quarter ended June 30, 2022, and $11.7 million or $0.20 for the quarter ended March 31, 2023, representing a 4.5% per diluted share increase sequentially.

A summary of significant financial information for the three and six months ended June 30, 2023 and 2022 is as follows (in thousands except per share amounts):

	Three Months Ended
	June 30,
	2023	2022

Total Income	$55,290	$49,223
Total Expenses	$46,371	$41,258
Net Loss Attributable to Common Shareholders	$(4,418)	$(22,478)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.07)	$(0.41)
FFO (1)	$12,043	$(320)
FFO (1) per Diluted Common Share	$0.19	$(0.01)
Normalized FFO (1)	$13,049	$12,026
Normalized FFO (1) per Diluted Common Share	$0.21	$0.22
Diluted Weighted Average Shares Outstanding	61,236	54,215

	Six Months Ended
	June 30,
	2023	2022

Total Income	$107,897	$95,091
Total Expenses	$91,611	$79,082
Net Loss Attributable to Common Shareholders	$(9,715)	$(26,803)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.16)	$(0.50)
FFO (1)	$22,683	$8,224
FFO (1) per Diluted Common Share	$0.37	$0.15
Normalized FFO (1)	$24,769	$22,439
Normalized FFO (1) per Diluted Common Share	$0.41	$0.41
Diluted Weighted Average Shares Outstanding	60,186	53,224

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 16

A summary of significant balance sheet information as of June 30, 2023 and December 31, 2022 is as follows (in thousands):

	June 30, 2023	December 31, 2022

Gross Real Estate Investments	$1,466,344	$1,391,588
Total Assets	$1,393,869	$1,344,596
Mortgages Payable, net	$444,797	$508,938
Loans Payable, net	$182,434	$153,531
Bonds Payable, net	$99,631	$99,207
Total Shareholders’ Equity	$637,867	$551,196

Samuel A. Landy, President and CEO, commented on the results of the second quarter of 2023.

“We are pleased to announce another solid quarter of operating results. During the quarter, we:

●	Increased Rental and Related Income by 11.4%;
●	Increased Sales of Manufactured Homes by 17.6%;
●	Increased Community Net Operating Income (“NOI”) by 16.0%;
●	Increased Same Property NOI by 12.6%;
●	Increased Same Property Occupancy by 190 basis points from 86.0% to 87.9%;
●	Improved our Same Property expense ratio from 42.0% in the second quarter of 2022 to 40.1% at quarter end;
●	Increased our rental home portfolio by 304 homes from March 31, 2023 and 534 homes from yearend 2022 to approximately 9,600 total rental homes, representing an increase of 5.9%;
●	Entered into a $25 million term loan and a $25 million line of credit secured by rental homes and their leases;
●	Issued and sold approximately 2.9 million shares of Common Stock through our At-the-Market Sale Programs at a weighted average price of $15.61 per share, generating gross proceeds of $45.1 million and net proceeds of $44.2 million, after offering expenses;
●	Issued and sold approximately 712,000 shares of Series D Preferred Stock through our At-the-Market Sale Program at a weighted average price of $21.85 per share, generating gross proceeds of $15.6 million and net proceeds of $15.3 million, after offering expenses;
●	Subsequent to quarter end, expanded our revolving line of credit from $20 million to $35 million;
●	Subsequent to quarter end, paid down approximately $35 million on our floorplan inventory financing revolving lines of credit;
●	Subsequent to quarter end, issued and sold approximately 2.1 million shares of Common Stock through our At-the-Market Sale Program at a weighted average price of $16.23 per share, generating gross proceeds of $34.8 million and net proceeds of $34.3 million, after offering expenses; and
●	Subsequent to quarter end, issued and sold approximately 351,000 shares of Series D Preferred Stock through our At-the-Market Sale Program at a weighted average price of $21.55 per share, generating gross proceeds of $7.6 million and net proceeds of $7.5 million, after offering expenses.”

Mr. Landy stated, “UMH occupancy and revenue growth are meeting our expectations. Our communities are experiencing strong demand which is translating to increased occupancy, revenue, and NOI growth. The strength of our operating results has increased our bottom line results as evidenced by our sequential Normalized FFO growth. Normalized FFO for the second quarter of 2023 was $0.21 per share as compared to $0.20 per share in the first quarter.”

During 2023, same property NOI increased by 12.6% for the quarter and 9.1% for the first six months, compared to the corresponding prior year periods. This increase was driven by an increase in rental and related income of 9.0% and 7.6% for the three and six months, respectively, partially offset by an increase in same property expenses of 4.2% and 5.5%, respectively. The growth in rental and related income is primarily attributed to a strong increase in occupancy of 452 units and rental rate increases of 4.7%. Same property occupancy is now 87.9% as compared to 86.0% last year, representing an increase of 190 basis points.”

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 17

“We have made substantial progress obtaining, setting up and filling our inventory homes. Our inventory levels were higher than usual which resulted in increased carrying costs, including the high rate interest expense associated with our floorplan lines. We have been reducing the balance on the floorplan lines and subsequent to quarter end, we have paid down approximately $35.0 million on these lines, the current balance is approximately $4.1 million. We continued to reduce our inventory and year to date, we have sold 82 new homes versus 59 in the prior year and converted over 600 new homes to occupied rentals. This has contributed to a $47.0 million increase in cash flows from operating activities for the six months ended June 30, 2023.”

“Our sales for the quarter increased from $7.0 million to $8.2 million, representing an increase of 17.6%. Year to date, sales have increased from $11.3 million to $15.5 million, representing an increase of 37.6%.”

“UMH continues to execute on our long-term business plan. We maintain a strong balance sheet to ensure that we can execute our plan. We raise capital by issuing a combination of equity, debt and perpetual preferred equity to invest in value-add acquisitions, expansions, and greenfield development. These investments take time to become accretive but allow us to generate excellent long-term returns, in excess of what is available in the stabilized acquisition market. We analyze every investment with a long-term view. This strategy has allowed us to build a first-class portfolio of manufactured housing communities that deliver shareholders a resilient and growing dividend, greater scale, and improved net asset value per share.”

UMH Properties, Inc. will host its Second Quarter 2023 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Wednesday, August 9, 2023, at 10:00 a.m. Eastern Time.

The Company’s 2023 second quarter financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financials” section.

To participate in the webcast, select the webcast icon on the homepage of the Company’s website at www.umh.reit, in the Upcoming Events section. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Wednesday, August 9, 2023, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 2526307. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 135 manufactured home communities containing approximately 25,700 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland, Michigan, Alabama, South Carolina and Georgia. UMH also has an ownership interest in and operates two communities in Florida, containing 363 sites, through its joint venture with Nuveen Real Estate.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 18

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities investments and the change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO excluding amortization and certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 61.8 million and 60.8 million shares for the three and six months ended June 30, 2023, respectively, and 55.2 million and 54.2 million shares for the three and six months ended June 30, 2022, respectively. Common stock equivalents resulting from stock options in the amount of 524,000 and 658,000 shares for the three and six months ended June 30, 2023, respectively, were excluded from the computation of the Diluted Net Loss per Share as their effect would be anti-dilutive. Common stock equivalents resulting from stock options in the amount of 955,000 and 1.0 million shares for the three and six months ended June 30, 2022, respectively, were excluded from the computation of the Diluted Net Loss per Share as their effect would be anti-dilutive.

The reconciliation of the Company’s U.S. GAAP net loss to the Company’s FFO and Normalized FFO for the three and six months ended June 30, 2023 and 2022 are calculated as follows (in thousands):

	Three Months Ended		Six Months Ended
	6/30/23	6/30/22	6/30/23	6/30/22
Net Loss Attributable to Common Shareholders	$(4,418)	$(22,478)	$(9,715)	$(26,803)
Depreciation Expense	13,751	11,984	27,124	23,701
Depreciation Expense from Unconsolidated Joint Venture	166	86	325	167
(Gain) Loss on Sales of Depreciable Assets	(5)	44	(37)	86
Decrease in Fair Value of Marketable Securities	2,548	10,044	4,943	41,794
(Gain) Loss on Sales of Marketable Securities, net	1	-0-	43	(30,721)
FFO Attributable to Common Shareholders	12,043	(320)	22,683	8,224
Redemption of Preferred Stock (2)	-0-	10,988	-0-	12,020
Amortization of Financing Costs(2)	538	533	1,056	939
Non-Recurring Other Expense (3)	468	825	1,030	1,256
Normalized FFO Attributable to Common Shareholders (2)	$13,049	$12,026	$24,769	$22,439

(2)	Normalized FFO as previously reported for the three and six months ended June 30, 2022, was $8,695, or $0.16 per diluted share and $17,670, or $0.33 per diluted share, respectively. During 2022, the Company incurred the carrying cost of excess cash for the redemption of preferred stock. Additionally, due to the change in sources of capital, amortization expense is expected to become more significant and is therefore included as an adjustment to Normalized FFO for the three and six months ended June 30, 2023 and 2022. After making these adjustments for the three and six months ended June 30, 2022, Normalized FFO was $12,026, or $0.22 per diluted share and $22,439, or $0.41 per diluted share, respectively.

(3)	Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($431 and $862, respectively) and non-recurring expenses for the joint venture with Nuveen ($3 and $50, respectively), one-time legal fees ($30 and $50, respectively), fees related to the establishment of the UMH OZ Fund, LLC ($4 and $37, respectively), and costs associated with an acquisition that was not completed ($0 and $31, respectively) for the three and six months ended June 30, 2023. Consists of special bonus and restricted stock grants for the August groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($431 and $862, respectively) and non-recurring expenses for the joint venture with Nuveen ($52), early extinguishment of debt ($193) and one-time legal fees ($149) for the three and six months ended June 30, 2022.

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 19

The following are the cash flows provided by (used in) operating, investing and financing activities for the six months ended June 30, 2023 and 2022 (in thousands):

	2023	2022
Operating Activities	$52,425	$5,415
Investing Activities	(93,819)	871
Financing Activities	49,706	153,701

# # # #

UMH Properties, Inc. | Second Quarter FY 2023 Supplemental Information 20